Exhibit 99.1

Hyperion DeFi Reports 4Q and FY 2025 Financial Results with
Quarter-over-Quarter Growth of +64% Revenue and +87% Adjusted
Gross Profit

Five Diversified, Ramping DeFi Business Lines Delivered Growth Exceeding Q4 Guidance

Treasury Exceeds 1.93M HYPE, 1.92M KNTQ, & 1.00M HPL Tokens as of March 23(14)

HYPD’s Unique “Triple-Dip” HYPE Deployment Generated ~3x Base Staking Income in Q4

Announces Executed LOI to Monetize the Optejet, With Potential Closing in Q2’26

LAGUNA HILLS, Calif., March 26, 2026 -- Hyperion DeFi, Inc. (NASDAQ: HYPD) (“Hyperion DeFi” or the “Company”), the first U.S. publicly listed DeFi company building on Hyperliquid, today reported results for the fourth quarter and full year ending December 31, 2025.

“Against a backdrop of significant market volatility, we are pleased to report rapid growth in our DeFi operating businesses which exceeded our guidance in the fourth quarter,” said Hyunsu Jung, CEO of Hyperion DeFi. Mr. Jung continued, “Today, we are reporting detail on each business we have built in our first six months under our new DeFi strategy. We continue to make progress on our Company’s corporate transformation as a premier institutional gateway to DeFi innovation, and we expect each business to continue to scale through 2026 and beyond. Hyperion DeFi is building for the future of on-chain finance. This is more than just HYPE.”

Q3’25 and Q4’25 Summary GAAP and Non-GAAP Financial Measures

(Figures in $)		Q3 2025	Q4 2025
GAAP	Revenue	302,506	496,229
Non-GAAP	Adjusted Gross Profit(1)	439,386	820,997
GAAP	HYPE Digital Assets	37,954,590	16,233,941
Non-GAAP	Gross HYPE Holdings(4)	77,751,604	47,837,901
Non-GAAP	Net Asset Value(9)	74,545,583	44,154,737
GAAP	Selling, General and Administrative Expense	2,594,130	4,530,542
Non-GAAP	Operating Expenses Excluding Stock-Based Compensation(5)	4,315,016	3,007,135
GAAP	Net Operating (Income) Expenses	(4,125,685)	39,958,264
Non-GAAP	Treasury Gains (Losses)(6)	11,868,872	(36,783,228)
GAAP	Total Other Income (Expense), Net	2,197,391	(288)
Non-GAAP	Adjusted Other Income (Expense)(7)	(42,240)	48,717
GAAP	Net Income (Loss)	6,625,582	(39,765,565)
Non-GAAP	Adjusted EBITDA(8)	7,951,003	(38,920,649)

All figures in this press release are not audited. Throughout this document, totals may not sum due to rounding. Calculations are based on unrounded results.

This press release includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted Gross Profit, Gross HYPE Holdings, Net Asset Value, Operating Expenses Excluding Stock-Based Compensation, Treasury Gains (Losses), Adjusted Other Income (Expense), and Adjusted EBITDA. Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” for reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures and important additional information.

2025 Actuals & 2026 Guidance (in $ millions)	Q1'25A	Q2'25A	Q3'25A	Q4'25A	FY'25A	FY'26 Guidance	2026 Guidance vs. 2025 Actual
Adjusted Gross Profit(1)	$0.01M	$0.00M	$0.44M	$0.82M	$1.28M	$4M - $6M	~4x

Adjusted Gross Profit(1) By Operating Business Line (In $ Thousands)	Q3'25	Q4'25	QoQ Growth
Ecosystem Rewards	-	285	>1000%
DeFi Monetization	<1	102	>1000%
Yield Enhancement	78	79	2%
Validator Commissions	21	49	127%
Staking Yield	340	305	-10%
Adjusted Gross Profit(1)	439	821	87%
Validator Commissions in HYPE(2)	458	1,362	197%
Staking Yield in HYPE(2)	7,437	8,713	17%
Effective Average HYPE Price In-Period(3)	45.76	35.12

HYPE Treasury Over Time	September 30, 2025	December 31, 2025	March 23, 2026(14)
Gross HYPE Tokens(2)	1.72 M	1.88 M	1.93 M
HYPE Token Price	$45.2	$25.4	$38.2
Gross HYPE Holdings(4)	$77.8 M	$47.8 M	$73.9 M
Cash, Cash Equivalents, and USDH	$8.2 M	$6.5 M	$9.2 M

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” for reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures and important additional information.

HYPD Investment Thesis

We believe our Q4’25 results demonstrate that we have transcended the strategy and capabilities of a simple buy-and-hold “DAT” (digital asset treasury company), and instead, we are differentiated as the first U.S. publicly listed DeFi company building on the Hyperliquid blockchain.

•	We are unique among digital asset treasuries with five diversified operating business lines.

•	Our “Triple-Dip” HYPE deployment strategy, by which we earned approximately ~3x base staking income in Q4’25, is possible because of our management’s unique ability to build on the Hyperliquid Blockchain.

•	We achieved +87% quarter-over-quarter growth in Adjusted Gross Profit(1), driven by new DeFi Monetization and Ecosystem Rewards strategies which were just beginning to ramp in Q4’25 (each at >1,000% Q-o-Q growth).

•	We operate with strong earnings leverage and a low cost base built for scale, and achieved (30%) quarter-over-quarter decline in Operating Expenses Excluding Stock-Based Compensation(5).

•	We anticipate $4M-$6M Adjusted Gross Profit(1) in 2026, ~4x our 2025 FY results.

Our businesses are designed to simultaneously promote and monetize adoption of the Hyperliquid blockchain. In Q4, our unique ability to “triple-dip” our HYPE tokens across multiple deployment strategies generated ~3x the income would have otherwise generated from staking in isolation. Our “HYPD Triple-Dip” strategy is:

1)	Stake our HYPE

2)	Deploy the staked HYPE into another business activity – our Validator, Yield Enhancement, or DeFi Monetization, and

3)	Position ourselves to receive Ecosystem Rewards

Adjusted Gross Profit(1) in Q3’25 and Q4’25

Adjusted Gross Profit(1), a Non-GAAP Metric, aims to capture all of Hyperion DeFi’s value-add operating business activities beyond simply buying and holding HYPE tokens. In total, Adjusted Gross Profit(1) increased +87% quarter-over-quarter from $439 thousand in Q3’25 to $821 thousand in Q4’25.

Below is a summary of all six of our operating business activities included within Adjusted Gross Profit(1):

1.	Staking Yield: We stake our HYPE to our Validator and earn rewards.

o	In Q4’25, the Company earned 8,713 HYPE tokens from staking, up 17% quarter-over-quarter versus 7,437 in Q3’25.

o	On a dollar basis, our HYPE earned from staking generated $305 thousand Adjusted Gross Profit(1) in Q4’25 versus $340 thousand in Q3’25 (-10% quarter-over-quarter), given the Effective Average HYPE Price In-Period(3) declined from 45.76 in Q3’25 to 35.12 in Q4’25.

o	In Q4’25, we updated our Joint Validator structure which causes Staking Yield on third-party delegated HYPE tokens to our Validator to be added to our GAAP Revenue and Cost of Revenue on and after December 15, 2025. These components on third-party rewards offset to zero in Adjusted Gross Profit(1).

2.	Validator Commissions: The Company operates its Validator under a Joint Validator Operators Agreement (together with Kinetiq and Pier Two) and earns commissions on rewards delivered to third-party tokens delegated to the Validator.

o	11.8 million HYPE tokens were delegated to our Validator as of December 31, 2025, which is +43% versus 8.2 million delegated as of September 30, 2025.

o	In Q4’25, the Company earned 1,362 HYPE tokens as validator commissions, up 197% quarter-over-quarter versus 458 in Q3’25.

o	On a dollar basis, our HYPE earned from validator commissions generated $49 thousand Adjusted Gross Profit(1) in Q4’25 versus $21 thousand in Q3’25 (+127% quarter-over-quarter), given the Effective Average HYPE Price In-Period(3) declined from 45.76 in Q3’25 to 35.12 in Q4’25.

o	In Q4’25, we updated our Joint Validator structure which causes Validator Commissions owed to our partners Kinetiq and Pier Two to be added to our GAAP Revenue and Cost of Revenue on and after December 15, 2025. These components on third-party commissions offset to zero in Adjusted Gross Profit(1).

3.	Yield Enhancement: The Company pursues accretive strategies to enhance yield earned on its tokens.

o	Yield Enhancement activities generated $79 thousand Adjusted Gross Profit(1) in Q4’25 versus $78 thousand in Q3’25 (+2% quarter-over-quarter).

o	Q4’25 and Q3’25 Yield Enhancement activities included selling covered call options on the price of HYPE to institutional counterparties, collateralized by the Company’s LSTs.

o	In Q1’26, we announced a partnership with Rysk to launch an Institutional Volatility Income Vault, further optimizing our Yield Enhancement capabilities while building the infrastructure to accommodate third-party HYPE tokens within the Vault in the future.

4.	DeFi Monetization: The Company supports and monetizes Hyperliquid DeFi activity with sustainable, scalable practices.

o	DeFi Monetization activity generated $102 thousand Adjusted Gross Profit(1) in Q4’25 versus less than $1 thousand Q3’25, as our new strategies began to ramp.

o	DeFi Monetization includes our Temporary HYPE Asset Use Agreements and protocol partnerships.

o	Trading volumes on our Felix-partner markets cumulatively exceeded $2.8 billion as of March 23, 2026(14).

o	In Q1’26, we announced a partnership with the HyperLend protocol to create a whitelisted lending pool native to the HyperEVM network whereby we can borrow on-chain via smart contracts at a rate significantly below our existing borrowing costs (4.0% vs. 8.0%). In addition, we expect to selectively open the pool to third-party participants over time, generating additional diversified fee income opportunities for us.

o	In Q1’26, the Company entered into a HYPE Asset Use Service Agreement with Silhouette AG (“Silhouette”). The Company agreed to link 100,000 of its owned and staked HYPE tokens to the trading wallet of Silhouette, allowing Silhouette and its customers to receive reduced trading fees on the Hyperliquid decentralized exchange, and entitling the Company to earn a portion of those fee savings as income, plus 100% of staking rewards.

5.	Ecosystem Rewards: Through our active participation in the Hyperliquid DeFi ecosystem, the Company positions itself for the receipt of future potential token airdrops, protocol incentives, and other rewards that may become available periodically.

o	Ecosystem Rewards generated $285 thousand Adjusted Gross Profit(1) in Q4’25, versus none in Q3’25.

o	In November 2025, we received 1,918,478 KNTQ tokens in Kinetiq’s airdrop token generation event.

o	As of March 23, 2026, Q1 QTD we have received 1,000,000 HPL tokens from Hyperlend in connection with our on-chain credit pool partnership.

o	Given our partnerships with other Hyperliquid ecosystem participants such as Rysk, Felix, and Silhouette, and given that we are continuing to accrue additional Kinetiq points, we anticipate additional ecosystem rewards in 2026.

6.	Life Sciences: Hyperion DeFi continues to develop its proprietary Optejet User Filled Device (UFD).

o	Life Sciences did not generate any Adjusted Gross Profit(1) in Q4’25 or Q3’25.

o	In Q1’26, we executed a non-binding Letter of Intent (LOI) to monetize the Optejet, our last remaining product within the Life Sciences segment, and the transaction may close in Q2’26.

Non-GAAP Income Summary (In $ Thousands)	Q3'25	Q4'25
Adjusted Gross Profit(1)	439	821
Operating Expenses Excluding Stock-Based Compensation(5)	4,315	3,007
Treasury Gains (Losses)(6)	11,869	(36,783)
Adjusted Other Income (Expense)(7)	(42)	49
Adjusted EBITDA(8)	7,951	(38,921)

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” for reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures and important additional information.

Q3’25 and Q4'25 Expense Summary Results

•	Operating Expenses Excluding Stock-Based Compensation(5) declined (30%) quarter-over-quarter from $4.3 million in Q3’25 to $3.0 million in Q4’25.

•	Research and development expenses declined (49%) quarter-over-quarter from $374 thousand in Q3’25 to $189 thousand in Q4’25.

•	Selling, general, and administrative expenses excluding stock-based compensation decreased (28%) quarter-over-quarter, from $3.9 million in Q3’25 to $2.3 million in Q4’25.

Q3’25 and Q4'25 Treasury Summary

•	Gross HYPE Tokens(2) increased from 1.72 million as of Q3’25 to 1.88 million as of Q4’25.

o	Our HYPE treasury position has grown to over 1.93 million tokens as of March 23, 2026(14).

•	Gross HYPE Holdings(4) decreased from $77.8 million as of Q3’25 to $47.8 million as of Q4’25 as the price of HYPE declined from $45.19 to $25.43 in Q4’25.

•	Net Asset Value(9) decreased from $74.5 million as of Q3’25 to $44.2 million as of Q4’25.

•	Treasury Gains (Losses)(6) was ($36.8 million) in Q4’25 versus $11.9 million in Q3’25.

Q3'25 and Q4’25 Net Income (Loss) and Adjusted EBITDA(8)

•	Q4’25 Net Loss of ($39.8 million) compares to Q3’25 Net Income of $6.6 million.

•	Q4’25 Adjusted EBITDA of ($38.9 million) compares to Q3’25 Adjusted EBITDA of $8.0 million.

•	Q4’25 Net Loss Attributable to Common Shareholders of ($40.6 million) compares to Q3’25 Net Income Attributable to Participating Securities of $5.8 million.

•	Q4’25 Net Loss per Share was ($6.29) on 6,452,733 on weighted average shares outstanding; compared to Q3’25 Net Income per Common Share of $0.26 on a basic basis (6,027,713 weighted average shares) and $0.05 on a diluted basis (28,951,915 weighted average shares)

FY'25 Cash Flows Summary

•	Net Cash Used in Operating Activities declined from $30.1 million in FY’24 to $14.8 million in FY’25 (of which $4.1 million was in Q4’25).

o	Our cash, cash equivalents, and USDH exceed $9.2 million as of March 23, 2026(14).

•	Net Cash Used in Investing Activities increased from $0.2 million in FY’24 (purchase of property and equipment) to $72.0 million in FY’25 (purchase of digital assets, of which $6.3 million was in Q4’25).

•	Net Cash Provided by Financing Activities increased from $17.6 million in FY’24 to $91.0 million in FY’25.

o	Net cash provided by financing activities for the year ended December 31, 2025 totaled approximately $91.0 million, which was primarily attributable to $49.4 million of net proceeds from the sale of Series A Preferred Stock and warrants in the Private Placement, $39.4 million of net proceeds from the sale of common stock in our “at-the-market” offering (of which $9.4 million was in Q4’25) and $4.8 million of net proceeds from the exercise of stock warrants partially offset by $1.5 million from the repayment of notes payable and $0.9 million from payment of preferred dividends.

o	Net cash provided by financing activities for the year ended December 31, 2024 totaled approximately $17.6 million, which was primarily attributable to $17.0 million of net proceeds from the sale of common stock and warrants in equity offerings and, $6.1 million of net proceeds from the sale of common stock in our “at-the-market” offering, partially offset by $5.5 million from the repayment of notes payable.

FY'25 Summary Financial Results

•	Revenue increased substantially from $57 thousand in FY’24 to $0.8 million in FY’25.

•	Research and development expenses declined (87%) year-over-year from $14.5 million in FY’24 to $1.9 million in FY’25.

•	Selling, general, and administrative expenses increased 20% year-over-year from $14.3 million in FY’24 to $17.2 million in FY’25.

•	Net Loss declined (9%) year-over-year from ($49.8 million) in FY’24 to ($45.3 million) in FY’25.

•	Net Loss Attributable to Common Stockholders declined (6%) year-over-year from ($49.8 million) in FY’24 to ($47.0 million) in FY’25.

•	Net Loss per Share – Basic and Diluted of ($59.81) in FY’24 compares to ($9.40) in FY’25, on 832,997 weighted average shares (basic and diluted) in FY’24 versus 5,000,331 in FY’25.

Conference Call & Webcast

Hyperion DeFi, Inc. will host a conference call to discuss fourth quarter and full year 2025 results at 8:00 a.m. Eastern Time on March 26, 2026. A slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures can be accessed through the Company’s Investor Relations website at https://ir.hyperiondefi.com/events-and-presentations along with information for the conference call. Participants may also submit questions in advance of the call via email to IR@hyperiondefi.com. A webcast of the call will be archived and available through April 6, 2026 at 11:59 p.m. Eastern Time on the Company's website.

Presentation

All growth rates represent quarter-over-quarter comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest dollar, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. All numbers in this press release are not audited.

About the Hyperliquid Platform and the HYPE Token

Hyperliquid is a next-generation layer one blockchain optimized for high frequency, transparent trading. The blockchain includes fully on-chain perpetual futures and spot order books, with every order, cancel, trade, and liquidation occurring within 70 millisecond block times. It also hosts the HyperEVM, a general-purpose smart contract platform that supports permissionless decentralized financial applications akin to Ethereum.

HYPE is the native token of Hyperliquid. Staked HYPE provides utility for users via reduced trading fees and increased referral bonuses. As of March 2026, more than 41 million HYPE have been autonomously purchased and sequestered by the blockchain with the trading fees generated on the network’s central limit order books.

About Hyperion DeFi, Inc.

Hyperion DeFi, Inc. is the first U.S. publicly listed DeFi company building on Hyperliquid. The Company provides investors with streamlined access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

Hyperion DeFi is also developing its proprietary Optejet User Filled Device that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

For more information, please visit Hyperiondefi.com or follow @hyperiondefi on X.

Forward Looking Statements; Disclaimer

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the viability of, and risks associated with, our cryptocurrency treasury strategy, the growth and revenue potential of the Hyperliquid ecosystem and the growth prospects of the Company. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Hyperion DeFi does not undertake any obligation to update any forward-looking statements.

Certain information contained in this press release relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Hyperion DeFi’s own internal estimates and research. While Hyperion DeFi believes these third-party studies, publications, surveys and other data to be reliable as of the date of this press release, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of Hyperion DeFi’s internal estimates or research and no reliance should be made on any information or statements made in this press release relating to or based on such internal estimates and research. You should conduct your own investigation and analysis of Hyperion DeFi, its business, prospects, results of operations and financial condition. In furnishing this information, Hyperion DeFi does not undertake any obligation to provide you with access to any additional information (including forward-looking information and any projections contained herein) or to update or correct the information.

Hyperion DeFi, Inc. Investor Contact:

Jason Assad

Hyperion DeFi, Inc.

IR@hyperiondefi.com

(678) 570-679

Hyperion DeFi, Inc.

Balance Sheets

	December 31,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$6,443,467	$2,121,463
Prepaid expenses and other current assets	802,342	645,736
Total Current Assets	7,245,809	2,767,199

Digital assets	16,345,347	—
Digital assets receivable, net	6,935,131	—
Digital intangible assets	20,591,555	—
Operating lease right-of-use asset	415,998	718,360
Other assets	230,416	182,200
Total Assets	$51,764,256	$3,667,759

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$317,900	$1,954,681
Accrued former licensor obligations	—	2,245,087
Accrued expenses and other current liabilities	1,871,106	1,322,674
Operating lease liabilities - current portion	512,007	575,163
Notes payable - current portion, net of debt discount of $0 and $527,870 as of December 31, 2025 and December 31, 2024, respectively	—	5,212,532
Convertible notes payable - net of debt discount of $0 and $263,930 as of December 31, 2025 and December 31, 2024, respectively	—	4,736,070
Total Current Liabilities	2,701,013	16,046,207

Notes payable - non-current portion, net of debt discount of $543,230 and $0 as of December 31, 2025 and December 31, 2024, respectively	7,796,136	—
Operating lease liabilities, non-current portion	206,600	717,504
Total Liabilities	10,703,749	16,763,711

Commitments and contingencies (Note 11)

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value, 60,000,000 shares authorized; Series A Non-Voting Convertible Preferred Stock, 5,435,898 shares designated, and 5,435,897 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively, with a liquidation preference of $50,795,000 as of December 31, 2025	544	—
Common stock, $0.0001 par value, 600,000,000 shares authorized; 8,762,329 shares issued and 8,680,005 shares outstanding as of December 31, 2025 and 1,506,369 shares issued and outstanding as of December 31, 2024	876	151
Additional paid-in capital	281,937,072	182,213,889
Treasury stock, at cost, 82,324 shares as of December 31, 2025	(253,558)	—
Accumulated deficit	(240,624,427)	(195,309,992)
Total Stockholders’ Equity (Deficit)	41,060,507	(13,095,952)
Total Liabilities and Stockholders’ Equity (Deficit)	$51,764,256	$3,667,759

Hyperion DeFi, Inc.

Statements of Operations

	For the Year Ended
	December 31,
	2025	2024
Revenue	$813,455	$57,336
Cost of revenue	(303,290)	(3,927,228)
Gross Profit (Loss)	510,165	(3,869,892)

Operating (Income) Expenses:
Research and development	1,910,430	14,462,722
Selling, general and administrative	17,175,698	14,333,114
Realized gain - digital assets	(8,321,844)	—
Unrealized loss - digital assets	9,030,413	—
Impairment loss - digital assets	27,188,768	—
Impairment loss - other assets	—	11,207,897
Gain on covered call option	(157,570)	—
Provision for credit losses	405,331	—
Reacquisition of license rights	—	4,864,600
Net Operating Expenses	47,231,226	44,868,333
Loss From Operations	(46,721,061)	(48,738,225)

Other Income (Expense):
Other income (expense), net	389,685	(90,601)
Gain on extinguishment of liabilities	2,334,711	—
Change in fair value of equity consideration payable	—	1,240,800
Interest expense	(1,557,788)	(2,484,431)
Interest income	240,018	254,024
Total Other Income (Expense), Net	1,406,626	(1,080,208)

Net Loss	(45,314,435)	(49,818,433)
Dividend to preferred stockholders	(1,684,783)	—
Net Loss Attributable to Common Stockholders	$(46,999,218)	$(49,818,433)

Net Loss per Share - Basic and Diluted	$(9.40)	$(59.81)

Shares Outstanding - Basic and Diluted	5,000,331	832,997

Hyperion DeFi, Inc.

Statements of Changes in Stockholders’ (Deficit) Equity

	For the Years Ended December 31, 2025 and 2024
									Total
					Additional				Stockholders’
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	(Deficiency)
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance - January 1, 2024	—	$—	569,409	$57	154,490,596	—	$—	$(145,491,559)	$8,999,094
Issuance of common stock in At the Market Program [1]	—	—	70,381	7	6,047,362	—	—	—	6,047,369
Issuance of common stock as consideration for licensing agreement [2]	—	—	7,668	1	436,808	—	—	—	436,809
Issuance of common stock as consideration for reacquisition of licensing agreement [3]	—	—	28,742	3	2,322,388	—	—	—	2,322,391
Issuance of common stock and warrants in offerings [4]	—	—	653,493	66	17,011,256	—	—	—	17,011,322
Exercise of pre-funded stock warrants	—	—	152,905	15	1,208	—	—	—	1,223
Warrant modification and additional warrants - incremental value [5]	—	—	—	—	2,868,000	—	—	—	2,868,000
Warrant modification and additional warrants - in issuance costs for offering [6]	—	—	—	—	(2,868,000)	—	—	—	(2,868,000)
Issuance of common stock as consideration for modification of loan agreement	—	—	23,771	2	199,998	—	—	—	200,000
Stock-based compensation:
Amortization of stock option awards	—	—	—	—	1,454,946	—	—	—	1,454,946
Amortization of restricted stock units	—	—	—	—	249,327	—	—	—	249,327
Net loss	—	—	—	—	—	—	—	(49,818,433)	(49,818,433)
Balance - December 31, 2024	—	—	1,506,369	151	182,213,889	—	—	(195,309,992)	(13,095,952)
Issuance of preferred stock and warrants in private placement [7]	5,435,897	544	—	—	49,365,206	—	—	—	49,365,750
Issuance of common stock in At the Market offering [8]	—	—	5,607,759	561	39,357,243	—	—	—	39,357,804
Issuance of common stock from exercise of warrants [9]	—	—	502,125	50	3,892,423	—	—	—	3,892,473
Induced exercise of stock warrants [10]	—	—	197,118	19	922,731	—	—	—	922,750
Warrants issued in consideration for debt modification	—	—	—	—	858,270	—	—	—	858,270
Issuance of common stock from the partial conversion of note payable	—	—	404,820	41	640,295	—	—	—	640,336
Issuance of common stock from the delivery of vested restricted stock units	—	—	529,297	53	(53)	—	—	—	—
Shares withheld for employee payroll taxes	—	—	—	—	—	82,324	(253,558)	—	(253,558)
Reverse stock split settlement of fractional shares	—	—	(41)	—	(160)	—	—	—	(160)
Stock-based compensation:
Amortization of stock option awards	—	—	—	—	533,062	—	—	—	533,062
Amortization of restricted stock units	—	—	—	—	5,785,548	—	—	—	5,785,548
Issuance of common stock to vendors in consideration for service provided	—	—	14,882	1	53,401	—	—	—	53,402
Net loss	—	—	—	—	—	—	—	(45,314,435)	(45,314,435)
Preferred stock dividend ($0.59 per preferred share outstanding)	—	—	—	—	(1,684,783)	—	—	—	(1,684,783)
Balance - December 31, 2025	5,435,897	$544	8,762,329	$876	$281,937,072	82,324	$(253,558)	$(240,624,427)	$41,060,507

[1] Includes gross proceeds of $6,234,402 less total issuance costs of $187,033.

[2] Shares issued as partial consideration for License Agreement with Formosa Pharmaceuticals Inc.

[3] Shares issued as partial consideration for reversion of License Agreement with Bausch & Lomb Ireland Limited.

[4] Includes gross proceeds of $19,385,015, less total cash issuance costs of $2,373,693.

[5] Offering includes modification of warrants and additional warrants in the July 2024 offering.

[6] Non-cash warrant modification and additional warrants issuance costs related to one of the offerings are shown on a separate line item for clarity.

[7] Includes gross proceeds of $50,000,000 less total issuance costs of $634,250.

[8] Includes gross proceeds of $40,645,265 less total issuance costs of $1,287,461.

[9] Partial exercise of the Armistice warrants.

[10] Includes gross proceeds of $1,039,206 less total issuance costs of $116,456. Also note that incremental value and non-cash warrant modification and additional warrants issuance costs related to the warrant inducement entered into on January 16, 2025 offset to a zero balance. See Note 10 – Stockholders’ Equity (Deficiency).

Hyperion DeFi, Inc.

Statements of Cash Flows

	For the Year Ended
	December 31,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(45,314,435)	$(49,818,433)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Stock-based compensation	6,372,012	1,704,273
Change in fair value of equity consideration payable	—	(1,240,800)
Depreciation of property and equipment	—	1,128,449
Amortization of debt discount	655,997	759,049
Asset impairments	—	11,207,897
Write-down of inventories to net realizable value	—	3,085,450
Reacquisition of license rights	—	2,864,600
Non-cash lease expense	302,362	528,359
Gain on extinguishment of liabilities	(2,334,711)	—
Non-cash realized gain - digital assets	(3,754,493)	—
Unrealized loss - digital assets	9,030,413	—
Impairment loss - digital assets	22,621,417	—
Staking income	(554,098)	—
Non-cash commission paid to co-validators	26,139	—
Provision for credit losses	405,331	—
Unamortized non-refundable upfront fee on digital asset receivable	307,278	—
Interest expense added to note principal	379,998	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(156,587)	554,020
License fee and expense reimbursement receivables	—	99,006
Deferred clinical supply costs	—	868,328
Security and equipment deposits	(48,215)	1,506
Accounts payable	(1,636,781)	446,596
Accrued compensation	—	(1,514,452)
Accrued expenses and other current liabilities	(497,741)	(293,579)
Lease liabilities	(574,060)	(501,250)
Net Cash and Cash Equivalents Used In Operating Activities	(14,770,174)	(30,120,981)

Cash Flows From Investing Activities
Purchase of property and equipment	—	(161,477)
Purchase of productive digital assets	(71,954,039)	—
Net Cash and Cash Equivalents Used In Investing Activities	(71,954,039)	(161,477)

Cash Flows From Financing Activities
Proceeds from sale of common stock and warrants in direct offering	—	19,385,015
Proceeds from sale of preferred stock and warrants in private placement	50,000,000	(2,373,693)
Payment of private placement issuance costs	(634,250)	—
Proceeds from sale of common stock in At the Market offering	40,645,265	6,234,402
Payment of issuance costs for At the Market offering	(1,287,461)	(187,033)
Proceeds from exercise of stock warrants	3,892,473	1,223
Proceeds from induced exercise of stock warrants	1,039,206	—
Payment of cash issuance costs for induced exercise of stock warrants	(116,456)	—
Reverse stock split settlement of fractional shares	(160)	—
Repayments of notes payable	(1,463,437)	(5,505,050)
Payment of preferred dividend	(892,167)	—
Payment of costs in connection with debt extinguishment	(136,796)	—
Net Cash and Cash Equivalents Provided By Financing Activities	91,046,217	17,554,864
Net Increase (Decrease) in Cash and Cash Equivalents	4,322,004	(12,727,594)
Cash and Cash Equivalents - Beginning of Period	2,121,463	14,849,057
Cash and Cash Equivalents - End of Period	$6,443,467	$2,121,463

Hyperion DeFi, Inc.

Statements of Cash Flows, continued

	For the Year Ended
	December 31,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$481,360	$1,622,479
Taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Deposits of HYPE into liquid staking activities	$58,753,773	$—
Redemption of liquid staking tokens for HYPE	$15,675,801	$—
Transfer of HYPE to digital asset receivable	$9,922,239	$—
Accrued dividend payable	$792,616	$—
Purchase of insurance policy financed by note payable	$—	$505,050
Accrual for intangible asset milestone obligation	$—	$2,000,000
Reclassification of deferred clinical supply costs to inventories	$—	$2,975,652
Modification date carrying value of extinguished Avenue Loan	$10,262,280	$—
Modification date fair value of modified Avenue Loan	$10,172,657	$—
Warrants issued for debt modification	$858,270	$—
Warrant modification and additional warrants - incremental value	$1,194,102	$2,868,000
Common stock issued in consideration for equipment received in conjunction with licensing agreement	$—	$135,400
Conversion of Avenue Loan to common stock	$640,336	$—
Common stock issued in consideration for licensing agreement	$—	$436,809
Common stock issued in consideration for reacquisition of licensing agreement	$—	$2,322,391
Common stock issued as consideration for modification of loan agreement	$—	$200,000
Interest expense added to note principal	$367,308	$102,902
Issuance of common stock related to vested restricted stock units	$53	$—
Treasury stock held for employee payroll taxes upon the delivery of restricted stock units	$253,558	$—

Hyperion DeFi Non-GAAP Measures of Financial Performance and Supplemental Disclosures

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit(1) (unaudited)

	For the Three Months Ended	For the Three Months Ended
	September 30, 2025	December 31, 2025
Revenue	$302,506	$496,229
Subtract: Cost of Revenue	-	$(303,242)
Add: Accumulated but unrealized staking yield on LSTs(10)	$58,771	$172,463
Add: Operating Income from yield enhancement strategies	$78,109	$79,461
Add: Realized gains – digital assets from ecosystem rewards	-	$285,450
Add: Interest Income from DeFi Monetization activity	-	$90,636
Adjusted Gross Profit(1)	$439,386	$820,997

Note: See “Footnotes” section for detailed explanations and definitions.

Q4’25 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of December 31, 2025
	Value $	Token Count	Token Price
HYPE - Digital Assets	16,233,941	638,352	$25.43
Add:
HYPE digital asset receivable*	7,647,740	300,725	$25.43
HiHYPE at carrying value	8,437,277	398,277	$21.18
kHYPE at carrying value	11,369,458	505,434	$22.49
kmHYPE at carrying value	649,820	28,888	$22.49
Add: Unrealized accretion (dilution) expected upon future LST to HYPE Token reconversion(11)	3,499,665	9,410	N.M.**
Gross HYPE Holdings(4)	47,837,901
Gross HYPE Tokens(2)		1,881,086	$25.43

Note: See “Footnotes” section for detailed explanations and definitions.
Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of Q3’25	4,912,082
In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE vs. Q3’25	(1,412,417)

*Presented gross of $405,331 provision for credit losses and $307,278 unamortized nonrefundable upfront fee.

**Throughout this release, N.M. is the abbreviation for “Not Meaningful”.

Q3’25 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of September 30, 2025
	Value $	Token Count	Token Price
HYPE digital assets	37,954,590	839,889	$45.19
Add: HiHYPE at Carrying Value	34,884,932	877,871	$39.74
Add: Unrealized accretion (dilution) expected upon future LST to HYPE Token reconversion(11)	4,912,082	2,788	N.M.
Gross HYPE Holdings(4)	77,751,604
Gross HYPE Tokens(2)		1,720,549	$45.19

Note: See “Footnotes” section for detailed explanations and definitions.

Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of June 30, 2025*	4,912,082

*The Company did not hold any LSTs on or prior to June 30, 2025. Therefore, as of September 30, 2025, the in-period change in unrealized accretion (dilution) expected upon LST to HYPE Token Reconversion is the same as the absolute figure.

Reconciliation of GAAP Selling, General and Administrative expense to Non-GAAP
Operating Expense Excluding Stock-Based Compensation(5) (unaudited)

	For the Three Months Ended September 30, 2025	For the Three Months Ended December 31, 2025
Selling, general and administrative expense	$2,594,130	$4,530,542
Subtract: stock-based compensation expense	$1,347,031	$(1,712,361)
Add: research and development expense	$373,855	$188,954
Operating Expense Excluding Stock-Based Compensation(5)	$4,315,016	$3,007,135

Note: See “Footnotes” section for detailed explanations and definitions.

Supplemental Disclosure of Disaggregated Stock-Based Compensation (unaudited)

($ in Thousands)	For the Three Months Ended September 30, 2025	For the Three Months Ended December 31, 2025
Mark-to-market adjustment of vested but undelivered stock-based compensation	(2,140)	-
Amortized expensing of unearned executive milestone awards	210	998
All remaining stock-based compensation	583	715
Total Stock-Based Compensation	(1,347)	1,712

Reconciliation of GAAP Net Operating (Expenses) Income to Non-GAAP Treasury Gains (Losses)(6) (unaudited)

	For the Three Months Ended September 30, 2025	For the Three Months Ended December 31, 2025
Net Operating (Expenses) Income	$4,125,685	$(39,958,264)
Add Back:
Research and development expense	$373,855	$188,954
Selling, general and administrative expense	$2,594,130	$4,530,542
Provision for credit losses	-	$405,331
In-Period change in unrealized accretion (dilution) upon LST to HYPE reconversion	$4,912,082	$(1,412,417)
Subtract:
Accumulated but unrealized staking yield on LSTs(10)	$(58,771)	$(172,463)
Operating income from airdrops	-	$(285,450)
Operating income from yield enhancement strategies	$(78,109)	$(79,461)
Treasury Gains (Losses)(6)	$11,868,872	$(36,783,228)

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Total Other Income (Expense), Net to Non-GAAP Adjusted Other Income (Expense)(7) (unaudited)

	For the Three Months Ended September 30, 2025	For the Three Months Ended December 31, 2025
Total Other Income (Expense), Net	$2,197,391	$(288)
Add Back:
Interest expense	$223,080	$224,799
Reduction in life sciences liabilities(12)	$(2,407,154)	-
Other non-recurring items(13)	$(55,557)	$(85,158)
Subtract: Interest income from DeFi Monetization activity	-	$(90,636)
Adjusted Other Income (Expense)(7)	$(42,240)	$48,717

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA(8) (unaudited)

	For the Three Months Ended	For the Three Months Ended
	September 30, 2025	December 31, 2025
Net Income	$6,625,582	$(39,765,565)
Add back:
Stock-based compensation	$(1,347,031)	$1,712,361
Interest expense	$223,080	$224,799
Provision for credit losses	-	$405,331
Income Taxes	-	-
Depreciation and amortization expense*	-	-
Reductions in life sciences liabilities(12)	$(2,407,154)	-
Other non-recurring items(13)	$(55,557)	$(85,158)
Add: In-period change in unrealized accretion (dilution) expected upon LST to HYPE reconversion	$4,912,082	$(1,412,417)
Adjusted EBITDA(8)	$7,951,003	$(38,920,649)

Note: See “Footnotes” section for detailed explanations and definitions.

*Does not include Amortization of Operating Lease.

Reconciliation of GAAP HYPE digital assets, as adjusted to Gross HYPE Holdings(4), to Non-GAAP Net Asset Value(9) (unaudited)

	As of	As of
	September 30, 2025	December 31, 2025
HYPE digital assets, as adjusted to Gross HYPE Holdings(4)	$77,751,604	$47,837,901
Add: KNTQ digital assets	-	$111,406
Add: Current Assets	$9,085,767	$7,245,809
Subtract: Current Liabilities	$(4,037,092)	$(2,701,013)
Subtract: Notes Payable*	$(8,254,696)	$(8,339,366)
Net Asset Value(9)	$74,545,583	$44,154,737

Note: See “Footnotes” section for detailed explanations and definitions.

*Non-current portion; does not subtract debt discount of $598,691 as of September 30, 2025 or $543,230 as of December 31, 2025.

Footnotes

1.	“Adjusted Gross Profit” is a non-GAAP measure. Adjusted Gross Profit is defined as all in-period gross profit generated by the Company’s operations excluding buying digital assets and associated mark-to-market price movements. Such activities include staking yield, validator operations, yield enhancement activity, DeFi monetization partnerships, ecosystem rewards, and life sciences operations. It is reconciled to the GAAP measure “Revenue” by (i) subtracting Cost of Revenue, (ii) adding accumulated but unrealized staking yield on LSTs, (iii) adding the portion of GAAP operating income which was generated from yield enhancement strategies (such as selling covered calls), (iv) adding the portion of GAAP “Realized gains – digital assets” generated from ecosystem rewards such as the receipt of airdrop tokens, and (v) adding the portion of GAAP “Interest Income” generated from digital assets receivables. We believe “Adjusted Gross Profit” is a helpful financial measure to our management and investors as it aims to capture all in-period gross profit generated by our active operational strategies without the impact of (i) the temporary GAAP earnings volatility of HYPE to LST conversion and LST to HYPE reconversion, (ii) dispersed GAAP presentment of our operational strategies across various Statements of Operations sections, or (iii) the impacts of realized or unrealized gains or losses on our digital assets. We believe Adjusted Gross Profit is a critical metric to quantify and compare our core operational activities between periods.

2.	The following are unaudited supplemental operating disclosures: Gross HYPE Tokens, the number of HYPE tokens staked at the Kinetiq x Hyperion Validator, Validator Commissions in HYPE, and Staking Yield in HYPE.

3.	Calculated as the sum of the in-period Non-GAAP Adjusted Gross Profit components of (a) Validator Commissions plus (b) Staking Yield (such figures being expressed in-period in US Dollars), divided by the sum of (c) Validator Commissions in HYPE plus (d) Staking Yield in HYPE.

4.	“Gross HYPE Holdings” is a non-GAAP measure. Gross HYPE Holdings is defined as the gross market value of the Company’s HYPE assuming (a) all temporary HYPE token use agreements are exited and (b) all LSTs were converted back to HYPE tokens as of the end of each respective reporting quarter. It is reconciled to the GAAP measure “HYPE digital assets” by adding (i) HYPE digital assets receivable (without subtracting provisions for credit losses or unamortized nonrefundable upfront fees), (ii) HYPE LSTs at carrying value (including without limitation HiHYPE, kHYPE, and kmHYPE) and (iii) the unrealized accretion (dilution) expected upon LST to HYPE reconversion as of the end of each respective reporting quarter. We believe Gross HYPE Holdings is a helpful non-GAAP financial measure to our management and investors because it eliminates the temporary HYPE value impacts caused by our DeFi Monetization token movements as well as the conversion and reconversion between HYPE tokens and LSTs, which (a) causes staking yield on our LSTs not to be recognized in-period in accordance with GAAP and (b) does not recognize upward mark-to-market movements in underlying HYPE tokens given LSTs are carried at the lower of cost basis or impaired value. As such, it provides useful information about our balance sheet, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to understand and compare our operating results across reporting periods.

5.	"Operating Expenses Excluding Stock-Based Compensation" is a non-GAAP measure. Operating Expenses Excluding Stock-Based Compensation is defined as the Company's operational expenses in-period excluding treasury value movements and stock-based compensation. It is reconciled to the GAAP measure “Selling, general and administrative expense” by (i) subtracting stock-based compensation expense and (ii) adding Research and development expense. Operating Expenses Excluding Stock-Based Compensation provides a metric of total operating expenditures in-period without the impact of treasury value movement or stock-based compensation, thereby creating a helpful metric for operational expense comparisons between different periods for our management and investors.

6.	"Treasury Gains (Losses)" is a non-GAAP measure. Treasury Gains (Losses) is defined as the gross mark-to-market change in the company's digital asset treasury portfolio each period, without accounting for temporary GAAP impacts due to HYPE to LST conversion (or LST to HYPE reconversion) or operating income driven by airdrops or yield enhancement activity. It is reconciled to the GAAP measure “Net Operating Income (Expenses)" by (a) adding (i) Research and development expense, (ii) Selling, general, and administrative expense, (iii) Provision for credit losses, and (iv) the in-period change in unrealized accretion (dilution) expected upon LST to HYPE reconversion, and (b) subtracting (i) accumulated but unrealized staking yield on LSTs, (ii) operating income from airdrops, and (iii) operating income from yield enhancement strategies. Following these adjustments, Treasury Gains (Losses) is a singular metric that can present mark-to-market treasury changes in isolation, which we believe is a helpful metric for management and investors given our large digital asset treasury position and the volatile nature of digital assets.

7.	"Adjusted Other Income (Expense)" is a non-GAAP measure. Adjusted Other Income (Expense) reflects management’s view of recurring activities outside of core operating income and operating expenses. It is reconciled to the GAAP measure "Total Other Income (Expense), Net" by (a) adding back (i) interest expense, (ii) non-recurring gains from reductions in life sciences liabilities, and (iii) other non-recurring items which we do not consider material in nature, and (b) subtracting the portion of GAAP “Interest Income” generated from digital assets receivables. The items added back to Adjusted Other Income (Expense) are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. The item subtracted from Adjusted Other Income (Expense) is already captured in the Non-GAAP metric “Adjusted Gross Profit”, as further described in Footnote 1. We believe Adjusted Other Income (Expense) provides a helpful view to management and investors regarding recurring and ongoing income and expense items outside of operating income and operating expenses, presented in a way to compare these elements over time.

8.	“Adjusted EBITDA” is a non-GAAP measure. Adjusted EBITDA is meant to reflect management’s view of recurring business activities and a more comparable view of the mark-to-market impacts on our digital asset treasury holdings in-period. It is reconciled to the GAAP measure “Net Income (Loss)” by removing (i) stock-based compensation, (ii) interest expense, (iii) provision for credit losses, (iv) income taxes, (v) depreciation and amortization expense (excluding amortization of operating lease), (vi) non-recurring gains from reductions in life sciences liabilities, and (vii) other non-recurring items which we do not consider material in nature; and, it adds the in-period change in unrealized accretion (dilution) expected upon LST to HYPE reconversion. The items excluded from our Adjusted EBITDA are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We add to Adjusted EBITDA the in-period change in unrealized accretion (dilution) expected upon LST to HYPE reconversion to give a more complete picture of mark-to-market impacts on our HYPE holdings, disregarding the temporary impacts of conversion and reconversion between HYPE and LSTs. Adjusted EBITDA is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making purposes. This non-GAAP measure provides investors with additional information in evaluating the Company's operating performance.

9.	“Net Asset Value” is a non-GAAP measure. Net Asset Value is defined as the market value of our marketable digital assets less net outstanding debt. It is reconciled to the GAAP measure “HYPE digital assets” as adjusted to “Gross HYPE Holdings” (described more fully in Footnote 4) by (i) adding KNTQ digital assets, (ii) adding Current Assets, (iii) subtracting Current Liabilities, and (iv) subtracting Notes Payable (Non-current portion, without subtracting corresponding debt discounts or any unamortized issuance expenses). We believe Net Asset Value is a helpful non-GAAP financial measure to our management and investors because it provides a more complete picture of our net liquid and marketable assets. It does not include Other digital assets which may not be immediately marketable. It does not include other non-current assets or non-current liabilities beyond the aforementioned items. The Company believes Net Asset Value provides useful information about our balance sheet and financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.

10.	Represents in-period accrued staking yield on HYPE LSTs. Staking yield on LSTs is not recognized in-period in accordance with GAAP; instead, LST staking yield may be recognized with an associated realized gain upon future reconversion from LSTs back into HYPE.

11.	Represents the estimated future financial implications if all company-owned LSTs were reconverted to HYPE at the end of each respective period. Encapsulates both the temporary GAAP valuation methodology differences between LSTs and HYPE plus the realization of previously accrued but unrecognized staking yield on LSTs.

12.	In the three months ended September 30, 2025, Gain on extinguishment of liability and a reduction in accrued liability within other income was $2.2 million and $0.2 million respectively, combined totaling $2.4 million.

13.	In the reconciliation of “Total Other Income (Expense), Net” to “Adjusted Other Income (Expense)”, as well as in the reconciliation of “Net Income (Loss)” to “Adjusted EBITDA”, in the three months ended September 30, 2025, other non-recurring items include gains on sales of equipment, release of reserves held against potential returns of company-sold items, and a one-time realized payment in connection with a terminated LOI. In the three months ended December 31, 2025, other non-recurring items include gains due to valuation differences in the time between contractual and actual delivery dates on certain company-paid expenses denominated in HYPE and in Company equity.

14.	Estimated and unaudited figures as of March 23, 2026.